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                                                                   Exhibit 10.10


                              BITWISE DESIGNS, INC.
                              2165 Technology Drive
                           Schenectady, New York 12308
                                 (518) 346-7799




                                                       Dated: September 23, 1999


Nicholas Themelis
14 Serenite Lane
Muttontown, New York 11791

Mr. Themelis:

                  This letter, when executed by the parties hereto, will constitute an agreement between Bitwise Designs, Inc., Authentidate.Com, LLC (collectively referred to as the "Company") and Mr. Nicholas Themelis ("Themelis"), pursuant to which the Company agrees to retain Themelis and Themelis agrees to be retained by the Company under the terms and conditions set forth below:

                  l. The Company hereby retains Themelis to perform general advisory services related to the development of an Internet service company under the name Authentidate.Com and the implementation of the business plan of Authentidate, and Themelis hereby accepts such retention. In this regard, subject to the terms set forth below, Themelis shall furnish to the Company advice and recommendations with respect to such aspects of the business and affairs of the Company as the Company shall, from time to time, reasonably request upon reasonable notice. Nothing contained herein shall impose any obligation on the Company to accept or adopt any proposal recommended by Themelis.

                  2. As compensation for the services described in paragraph "l" above, the Company shall issue to Themelis 20,000 Series B Common Stock Purchase Warrants to purchase the common stock of Bitwise Designs, Inc., exercisable at $1.375 per share. In addition to its compensation hereunder, the Company will reimburse Themelis for any and all expenses incurred by Themelis, which has been approved in writing by the Company, in the performance of its duties hereunder and, Themelis shall account for such expenses to the Company. Such reimbursement shall cumulate and be paid on a monthly basis.

                  3. In addition, Themelis shall hold itself ready to assist the Company in evaluating and negotiating particular contracts or transactions, if requested to do so by the Company, upon reasonable notice, and will undertake such evaluations and negotiations upon prior written agreement as to additional compensation to be paid by the Company to Themelis with respect to such evaluations and negotiations.
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                  4. All obligations of Themelis contained herein shall be
subject to Themelis's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. Themelis shall devote such time and effort to the performance of its duties hereunder as Themelis shall determine is reasonably necessary for such performance.

                  5. Nothing contained in this Agreement shall limit or restrict the right of Themelis to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, whether of a similar nature or not, nor to limit or restrict the right of Themelis to render services of any kind to any other corporation, firm, individual or association.

                  6. Themelis will hold in confidence any confidential information which the Company provides to Themelis pursuant to this Agreement which is designated by an appropriate stamp or legend as being confidential. Notwithstanding the foregoing, Themelis shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain; (ii) of which it had independent knowledge prior to disclosure not through any wrongful means; (iii) which comes into the possession of Themelis in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Themelis by governmental requirements. If Themelis is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of its dealings with the Company or its representatives, Themelis shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

                  7. This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto except Themelis may assign this agreement to another broker-dealer or delegate responsibilities hereunder to one or more employees or agents.

                  8. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

                  9. This Agreement may be terminated by either party at any time upon 30 days' notice. All obligations of the parties arising under Paragraph 6, as well as any accrued obligations of the Company, shall survive the termination of this Agreement.

                  10. Any notices hereunder shall be sent to the Company and to Themelis at their respective addresses set forth above. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.
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                  11. This agreement has been made in the state of New York and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

                  12. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supercedes any and all previous agreements between the parties relating to the subject matter hereof.

                  13. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and permitted assigns.


                  If you are in agreement with the foregoing, please execute two copies of this letter in the space provided below and return them to the undersigned.

                                         Yours truly,

                                         BITWISE DESIGNS, INC.


                                     By: /s/ John Botti
                                        --------------------------
                                         Name:  John Botti
                                         Title: President


ACCEPTED AND AGREED TO
AS OF THE DATE FIRST
ABOVE WRITTEN:



/s/ Nicholas Themelis
---------------------
NICHOLAS THEMELIS